UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 2, 2018 (June 29, 2018)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 29, 2018, Learning Tree International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The David C. Collins 1997 Trust, The Mary C. Collins 1997 Trust, DCMA Holdings, L.P., The Adventures in Learning Foundation, The Collins Family Foundation, The Collins Family Trust, The Collins Charitable Remainder Unitrust No. 97-1, Dr. David C. Collins and Mary C. Collins (collectively, the “Collins Parties” which collectively represents the owners of a majority of the outstanding shares of common stock of the Company), and The Kevin Ross Gruneich Legacy Trust, as the buyer (the “Trust”). The Purchase Agreement generally provides for the sale by the Collins Parties to the Trust of the Collins Parties’ beneficial ownership of 7,495,332 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), for a purchase price paid by the Trust of $7,495,332 or $1.00 per share (“Sale Transaction”). The Company became a party to the Purchase Agreement for the limited purposes specified in the Purchase Agreement, which includes providing certain disclosures to and post-transaction nomination rights for the Trust. The Company received no proceeds from the Sale Transaction.

As part of the consummation of the Sale Transaction, Dr. David C. Collins and Mrs. Mary C. Collins resigned as directors on the Company’s Board of Directors (the “Board”), as well as their other positions with the Company and its subsidiaries (“Collins Resignations”). At the request of the Collins Parties and the Trust, and in order to assist in facilitating the Sale Transaction between those parties, the Company provided the Trust with customary representations and warranties about the Company and its business. The Collins Parties and the Trust also each provided a release to the Company for any liability relating to the Company’s providing the representations and warranties in the Purchase Agreement. The Collins Parties also agreed to provide indemnification to the Company for specified pending or threatened claims against the Company as well as additional transaction expenses in excess of the amount paid pursuant to the Reimbursement Agreement (defined below). Additionally, pursuant to the terms of the Purchase Agreement and following the consummation of the Sale Transaction, the Collins Resignations and the Trust becoming the majority stockholder of the Company, the Company also agreed to the following with respect to the two vacancies created on the Board as a result of the Collins Resignations, to: (i) appoint the Trust’s director nominee, Mr. Gruneich, as a Class III director, effective immediately following the consummation of the Sale Transaction and for Mr. Gruneich to be appointed Chairman of the Board and (ii) provide for the Trust to appoint one additional qualified director to serve as a Class I director, which it shall use its best efforts to accomplish by January 31, 2019. The Trust was also provided with the right to appoint up to two additional independent director nominees to the Board in the event of the resignation by a non-employee director, provided that (x) such director nominee(s) satisfies the reasonable qualifications required by written policies of the Company’s Nominating and Corporate Governance Committee of the Company and (y) as a result of such appointment(s) the Company shall continue to be in compliance with applicable Securities and Exchange Commission (“SEC”) rules, stock exchange and/or OTCQX Market requirements and Board committee charters regarding the composition of the Board and its committees.

In consideration of the Company’s time, expense and effort in connection with the Collins sale process, including the Company’s limited participation in the Purchase Agreement and for fees and expenses in connection with the Credit Agreement (defined below), Dr. and Mrs. Collins entered into an agreement, dated May 10, 2018, as amended on June 29, 2018 (the “Reimbursement Agreement”), with the Company that provides for reimbursement of the Company’s transaction expenses of $402,186. The transaction expenses were paid to the Company at the closing of the Sale Transaction.

Credit Agreement

On June 29, 2018, the Company also entered into the Line of Credit Agreement with the Trust (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, the Company will have access to borrow up to $5.0 million of funds (“Commitment Amount”) from the Trust. The maturity date (the “Maturity Date”) of the Credit Agreement occurs as of the earlier of: (i) 10 years from the date of the closing of the Credit Agreement or (ii) the date the Lender accelerates the Company’s obligations under the Credit Agreement because of the occurrence of an event of default (as defined in the Credit Agreement). The interest rate on amounts borrowed will be at a fixed rate of 5% per annum with interest only payments due by the Company on a quarterly basis. The obligations of the Company under the Credit Agreement shall be unsecured obligations that will rank pari passu with all other unsecured obligations of the Company.

The principal amount of sums that are borrowed by the Company under the Credit Agreement, up to the Commitment Amount, may be converted by the Trust into shares of Common Stock (“Conversion Shares”) at any time prior to the Maturity Date at a conversion price of $1.00 per share of Common Stock (“Conversion Price”). The Conversion Price is subject to downward adjustment in the event of future issuances of Common Stock by the Company that are below $1.00 per share, subject to certain exceptions for stock options, restricted stock or other securities granted under Company incentive plans, non-qualified stock options granted by the Board and securities sold in public offerings by the Company. In the event the full Commitment Amount has been advanced to the Company and subsequently converted by the Trust, then the Credit Agreement will terminate upon all the then accrued and unpaid interest having been paid by the Company.

Immediately after the execution of the Credit Agreement, the Company borrowed an initial advance under the Credit Agreement in the amount of $2.0 million, which principal amount may be converted into Conversion Shares at any time. Additional advances under the Credit Agreement may be drawn by the Company in increments of $250,000 and up to $1.0 million in a quarterly period, provided that the Company satisfies the pre-conditions to funding an advance, which conditions include (i) satisfying the financial covenant that requires the Company’s EBITDA (as defined in the Credit Agreement) to not be below the target EBITDA, which is negative $1.0 million, (ii) the Company’s representations and warranties in the Credit Agreement being true and correct in all material respects, (iii) no event having occurred that would be an Event of Default (as defined in the Credit Agreement), and (iv) being in compliance with the other terms of the Credit Agreement at such time. The Company and its subsidiaries are subject to certain covenants that provide restrictions on certain indebtedness or liens that it or its subsidiaries may incur or transactions that it may enter into, which are summarized in Item 2.03 of this Form 8-K.

The foregoing description of the terms of the Purchase Agreement, the Credit Agreement and the Reimbursement Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Credit Agreement and the Reimbursement Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement and the Credit Agreement have been made only for purposes of, and were and are solely for the benefit of the respective parties to each agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement and the Credit Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties in the Purchase Agreement and the Credit Agreement may change after the date they are entered into, which subsequent information may or may not be fully reflected in public disclosures of the parties thereto. Accordingly, the Purchase Agreement and the Credit Agreement are included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and the Credit Agreement, and not to provide investors with any other factual information regarding the Company or the other parties thereto, their respective affiliates or their respective businesses or interests.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)

On June 29, 2018, the Company entered into the Credit Agreement with the Trust, and pursuant to the terms of this agreement the Company will have an unsecured line of credit with the ability to borrow up to the Commitment Amount of $5.0 million. The interest rate for amounts borrowed under the Credit Agreement will be at a rate of 5.0% per annum with interest only payments due on a quarterly basis. The obligations of the Company under the Credit Agreement shall be unsecured obligations that will rank pari passu with all other unsecured obligations of the Company.

The principal amount of sums borrowed by the Company under the Credit Agreement may be converted by the Trust into Conversion Shares at any time during the Term at the Conversion Price. The Conversion Price is subject to downward adjustment in the event of future issuances of Common Stock by the Company that are below $1.00 per share, subject to certain exceptions for stock options, restricted stock or other securities granted under Company incentive plans, non-qualified stock options granted by the Board and securities sold in public offerings by the Company. The Credit Agreement has up to a 10-year term, however, it may terminate on an earlier date when the full Commitment Amount has been advanced to the Company and is subsequently converted in full by the Trust into Conversion Shares and all accrued and unpaid interest having been paid by the Company.

The Company on the date hereof received an initial advance under the Credit Agreement in the amount of $2.0 million, which principal amount may be converted at the Conversion Price into Conversion Shares at any time. Each future advance by the Company is required to be at minimum and in multiples of $250,000 without exceeding $1.0 million in a quarterly period. At the time of each advance the conditions to such advance must be satisfied by the Company, as described in Item 1.01 of this Form 8-K. Any amounts that have been advanced and that have been repaid by the Company may not be borrowed again.

During the term of the Credit Agreement, the Company agreed to comply with certain covenants that relate to its financial performance and the conduct of the Company’s and its subsidiaries’ businesses. The covenant relating to the Company’s financial performance requires the Company to have EBITDA (as defined in the Credit Agreement) that is not less than negative $1.0 million as of the last day of each fiscal quarter of the Company and as of the date of each advance of funds under the Credit Agreement. The Company is also required to comply with covenants that provide limitations upon the Company and its subsidiaries incurring additional indebtedness other than those specified in the Credit Agreement, which include (i) the obligations under the Credit Agreement; (ii) indebtedness incurred by the Company under its existing line of credit with Action Capital Corporation, dated January 12, 2017 (“Action Capital Line of Credit”), or any approved successor financing of the same amount; (iii) certain indebtedness existing as of the date of the Credit Agreement as set forth in the Company’s filings with the SEC as of the date of the Credit Agreement, including amounts borrowed under the Company’s financing agreements for its renovation of its Euston House education center located in London (“Euston House Financings”); (iv) indebtedness arising in the ordinary course of business under any credit card or credit card purchase program for the Company or any subsidiary up to $300,000; (v) indebtedness in respect of capitalized leases or that is secured by certain purchase money security interests; (vi) indebtedness comprised of reimbursement obligations in connection with letters of credit, bankers acceptances and bank guarantees, surety bonds, performance bonds and similar instruments up to an aggregate of $1,000,000; (vii) indebtedness arising as a direct result of judgments, orders, awards or decrees against the Company or any subsidiary where the uninsured amount of any such judgement does not exceed $500,000; (viii) unsecured indebtedness representing Company and subsidiary taxes to the extent such taxes are being contested in good faith and there are adequate reserves maintained in accordance with US generally accepted accounting principles (“GAAP”); (ix) intercompany indebtedness between the Company and its subsidiaries consistent with past practices; and (x) certain other indebtedness and obligations in an aggregate amount not exceeding $500,000 at any time outstanding. Another exception to this indebtedness covenant provides that the Company may also incur additional unsecured indebtedness during the Term in an aggregate amount not exceeding $5.0 million provided that (i) such additional indebtedness ranks pari passu with the amounts borrowed under the Credit Agreement and (ii) the Company satisfies the Covenant Release Conditions. The “Covenant Release Conditions” require that each of the following shall have occurred (a) not less than three (3) years have elapsed since the closing of the Credit Agreement on June 29, 2018; (b) the Trust shall have made advances to the Borrower aggregating to $5.0 million; (c) no Event of Default (as discussed below) shall have occurred and be continuing and no event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing; (d) the Company’s trailing 12 month consolidated EBITDA (as defined in the Credit Agreement) shall be not less than $5.0 million; and (e) no Material Adverse Effect (as defined in the Credit Agreement) shall have occurred since the end of the Company’s most recently completed fiscal year, or if less than three months since the end of the Company’s most recently completed fiscal year, since the end of the Company’s preceding fiscal year.

The terms of the Credit Agreement also provide for a limitation on the Company’s and its subsidiaries’ ability to create or permit to exist any lien on any of the real or personal properties, assets or rights, other than: (i) liens arising on the Action Capital Line of Credit or any approved successor financing of the same amount; (ii) lines securing reimbursement obligations up to $1,000,000; (iii) liens securing the Euston House Financings up to a maximum amount of £503,000; (iv) other Liens existing as of the date hereof as disclosed in the Company’s SEC filings; (v) liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or are being contested in good faith, provided, in each case, adequate reserves are maintained in accordance with GAAP; (vi) specified liens arising in the ordinary course of business; (vii) in the case of real properties, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Company; (viii) statutory liens of landlords with respect to real properties that do not singly or in the aggregate materially interfere with the use of property in the ordinary course of business consistent with past practices; (ix) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Company or any subsidiary as lessor in the ordinary course of business and covering only the assets so leased, or subleased; (x) in the case of owned intellectual property, exclusive and non-exclusive license agreements entered into by the Company as licensor in the ordinary course of business consistent with past practices, pursuant to the sale of Company products or services to customers of the Company; (xi) exclusive and non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights entered into by the Borrower or its Subsidiaries as licensee in the ordinary course of business consistent with past practices; (xii) liens securing Indebtedness in respect of capitalized leases or that constitute purchase money interest on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring only such property; and (xiii) liens securing judgments for the payment of money where such judgements do not exceed $500,000 of uninsured amounts.

In addition, the Company is subject to further covenants that limit the ability of the Company and its subsidiaries to (i) merge or consolidate, purchase or otherwise acquire all or substantially all of the assets, any capital securities of or partnership or joint venture interest in any other person or business; (ii) sell, transfer, convey or lease all or a substantial part of its assets or capital securities, except for sale of inventory or services in the ordinary course of business, (iii) to amend or modify their organizational documents in a manner that is adverse to the Trust; or (iv) pay management fees, redeem any securities of, or enter into any transaction with an affiliate on terms which are less favorable then are obtainable from any person or entity which is not an affiliate of the Company, subject to specified exceptions.

The terms of the Credit Agreement provide for acceleration of the principal and accrued interest in an Event of Default, as defined in the Credit Agreement, which includes events such as (i) failure to timely pay the quarterly interest due, (ii) failure to timely pay a material liability where such default would reasonably be expected to have a material adverse effect on the Company; (iii) any acceleration of the Action Capital Line of Credit or any other default on any other indebtedness by the Company in excess of $500,000, (iv) failure to perform material covenants set forth in the Credit Agreement; (v) breach of representations and warranties; or (vi) payment of a final judgment or order against the Company that is not covered by insurance in excess of $500,000.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On June 29, 2018, the Company entered into the Credit Agreement with the Trust that provided the Company with the ability to borrow up to $5.0 million of funds (“Commitment Amount”). Pursuant to the terms of the Credit Agreement, the principal amount of sums borrowed by the Company under the Credit Agreement up to the Commitment Amount may be converted by the Trust into Conversion Shares at any time during the Term at the Conversion Price. The effect of any such conversion by the Trust into Conversion Shares shall result in a corresponding reduction of the principal amount that is due and payable by the Company under the Credit Agreement. The Conversion Price is subject to downward antidilution adjustment in the event future issuances of Common Stock by the Company are below the then applicable Conversion Price, which initially is $1.00 per share, subject to certain exceptions for stock options, restricted stock or other securities granted under the Company’s incentive plans, non-qualified stock options granted by the Board and securities sold in public offerings by the Company.

Also on June 29, 2018, the Company received an initial advance under the Credit Agreement in the amount of $2.0 million, which principal amount may be converted at the Conversion Price into Conversion Shares at any time, which if converted in full as of the date hereof, the Company would issue 2,000,000 shares of Common Stock to the Trust. Such shares are restricted securities under the Securities Act.

The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the foregoing transaction.

For additional information about the terms of the Credit Agreement see Item 1.01 and Item 2.03 of this Form 8-K. Also, the foregoing does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On January 17, 2018, Dr. David C. Collins and Mrs. Mary C. Collins filed with the SEC an amendment to their beneficial ownership report on Schedule 13D (“Schedule 13D Amendment”). The Schedule 13D Amendment stated that Dr. and Mrs. Collins have reached a determination to seek to reduce their ownership in the Company’s common stock by selling or otherwise disposing of some or all of their shares in the Company, and that they may engage in discussions with third parties, including other stockholders of the Company. Based on their Schedule 13D Amendment, Dr. and Mrs. Collins, together with affiliated trusts, beneficially own 7,495,332 shares of Common Stock, or approximately 56.7% of the outstanding shares of the Company (“Collins Shares”).

As a result of these efforts, Dr. and Mrs. Collins and trusts and other entities affiliated with Dr. and Mrs. Collins, entered into a Securities Purchase Agreement, dated June 29, 2018, that provided for the sale of all of the Collins Shares to The Kevin Ross Gruneich Legacy Trust, which sale was completed on the same date it was signed. As a result of this transaction, The Kevin Ross Gruneich Legacy Trust acquired 7,495,332 shares of Common Stock, representing approximately 56.7% of issued and outstanding shares as of June 29, 2018. Pursuant to the Purchase Agreement, the 7,495,332 shares of Common Stock were purchased for $7,495,332, or $1.00 per share, and represented all of the Common Stock owned by the Collins. To the knowledge of the Company, the source of funds used by the Trust was cash on hand that was held by the Trust. In connection with the consummation of the sale of the Collins Shares to the Trust and pursuant to the terms of the Purchase Agreement, Dr. and Mrs. Collins resigned as directors, as well as all other positions with the Company and its subsidiaries, and Mr. Kevin Gruneich was appointed by the Board (i) as a Class III Director to fill a director vacancy and (ii) to serve as Chairman of the Board. Additionally, the Trust was provided with additional rights to nominate up to three additional directors, which right is summarized in Item 1.01 of this Form 8-K.

At the time of the sale of the Collins Shares by Dr. and Mrs. Collins to the Trust was consummated, the Company entered into the Credit Agreement with the Trust that provides the Company with access to borrow up to $5.0 million. Pursuant to the terms of the Credit Agreement, the principal amount of sums that are borrowed by the Company from the Trust under the Credit Agreement may be converted by the Trust at any time into shares of Common Stock (or Conversion Shares) at any time during the Term. On June 29, 2018, the Company received an initial advance under the Credit Agreement in the amount of $2.0 million, which principal amount may be converted at the Conversion Price into Conversion Shares at any time, which if converted in full on the date hereof, the Company would issue 2,000,000 shares of Common Stock to the Trust. If the Company were to borrow an additional $3.0 million under the Credit Agreement and the Trust converted that entire principal amount into Conversion Shares, then based on the Conversion Price as of the date hereof, the Trust would be entitled to receive an additional 3,000,000 shares of Common Stock. The Conversion Shares are restricted securities under the Securities Act.

For additional information regarding the terms and transactions contemplated by the Purchase Agreement and the Credit Agreement, see Items 1.01, 2.03 and 5.02 of this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On June 29, 2018, Dr. Collins and Mrs. Collins, both directors on the Board, each provided a written resignation to the Company resigning as directors on the Board, including Dr. Collins resigning his position as Chairman of the Board, which resignations became effective upon the consummation of the Sale Transaction contemplated by the Purchase Agreement on June 29, 2018. The resignations of Dr. and Mrs. Collins were a closing condition of the Trust to consummate the Sale Transaction.

Dr. Collins’ written resignation also included terminating his employment with the Company with immediate effect, which notice was accepted by the Company and effective on June 29, 2018. Other than payments due to Dr. Collins for his service to the Company through the date of resignation, no other payments or other compensation will be paid to Dr. Collins in connection with the termination of his employment agreement or resignation as a director of the Board. Mrs. Collins’ written resignation also terminated her consulting services with the Company, which was accepted by the Company to be effective June 29, 2018. Since no consulting service were provided by Mrs. Collins through the termination date, no compensation is payable to Mrs. Collins as a result the cancellation of her services.

(d)

Effective as of June 29, 2018, Mr. Kevin Gruneich was appointed by the Board to fill the Class III director vacancy, which vacancy existed as a result of the resignation of Dr. Collins. Mr. Gruneich will stand for election at the Company’s 2019 annual meeting of stockholders along with the other Class III directors. The Board also appointed Mr. Gruneich to serve as the Chairman of the Board. Upon his appointment, Mr. Gruneich will not be entitled to receive any compensation for his service on the Board as a non-independent director. In connection with his appointment to the Board, Mr. Gruneich will also enter into an Indemnification Agreement with the Company, the terms of which are described in Item 1.01 of the Current Report on Form 8-K filed on November 8, 2017 and the form of such agreement is filed herein as Exhibit 10.4, which are both incorporated by reference hereby.

The terms of the Purchase Agreement provided the Trust with the right to nominate Mr. Gruneich as a director, subject to review and approval of the Company’s Nominating and Corporate Governance Committee and the Board, and for Mr. Gruneich, upon election of the Board, to serve as Chairman of the Board. Additionally, the Trust has additional rights to nominate up to three additional directors, which is summarized in Item 1.01 and Item 5.01 of this Form 8-K. Mr. Gruneich is related to the Trust, which is the new majority stockholder of the Company and a party to both the Purchase Agreement and the Credit Agreement, as disclosed in Items 1.01, 2.03 and 5.01 of this Form 8-K, and incorporated by reference hereto. Such transactions involve amounts exceeding $120,000 and in which Mr. Gruneich, as a result of his relationship with the Trust, has a material interest within the meaning of Item 404(a) of Regulation S-K. Mr. Gruneich does not have a family relationship with any director or executive officer of the Company.

Mr. Gruneich currently serves on the Board of The University of Iowa Center for Advancement and on its Investment Committee, as well as on the Advisory Board for Spy Hop Productions, a leading youth media arts program.  Mr. Gruneich served as a Director of Questar Assessment beginning 2008 until its sale to ETS (Educational Testing Service) in 2017. From 1996 to 2004, Mr. Gruneich worked for The Bear Stearns Companies in New York serving in the following positions: Senior Managing Director, Senior Publishing/Information Analyst and Co-Head of the Global Media Research Group. Prior to 1996, Mr. Gruneich served as Managing Director and Senior Publishing/Information Analyst at First Boston since 1982. Mr. Gruneich was named to Institutional Investor Magazine’s All America Research Team for 20 consecutive years. Mr. Gruneich’s financial industry experience includes equity research, covering the Publishing/Information Industry, mergers & acquisitions, capital markets, corporate finance, private equity and strategic transactions/initiatives. Mr. Gruneich holds a B.S. in Finance and Industrial Relations with a minor in Political Science from the University of Iowa and an MBA from The Wharton School, University of Pennsylvania.

(e)

On June 29, 2018, the Company amended the employment agreements of Richard Spires, Magnus Nyland and David Asai, dated October 7, 2015 (as amended), July 27, 2016 and April 8, 2013, respectively, by entering into a Supplement to Employment Agreement with each executive officer of the Company (the “Supplemental Agreements”). The Company entering into the Supplemental Agreements was a condition required by the Trust in the Purchase Agreement.

Pursuant to the Supplemental Agreements, Messrs. Spires, Nylund and Asai were granted incentive stock options under the Learning Tree International, Inc. Equity Incentive Plan (“Incentive Plan”) to purchase shares of Common Stock (“Options”) with 10% vesting on the date of grant and 30% vesting on the one-year, two-year and three-year anniversaries. Mr. Spires was granted 25,000 Options and Messrs. Nylund and Asai were each granted 50,000 Options. Contingent on continued employment, the Supplemental Agreements provide for each of Messrs. Spires, Nylund and Asai to receive additional options to purchase Common Stock (25,000 for Mr. Spires and 50,000 for Messrs. Nylund and Asai) on the first and second anniversary of the Supplemental Agreements. If a merger, sale of all or substantially all of the assets of the Company, or a change in control occurs then the unvested portion of outstanding Options will vest on the date immediately prior to such transaction. Pursuant to the Supplemental Agreements, if an executive’s employment is terminated for any other reason, all unvested Options will be forfeited.

The Supplemental Agreements did not change the annual base salaries of Messrs. Spires, Nylund and Asai, however they did formalize each executive officer’s incentive compensation for fiscal 2018. The Supplemental Agreements all provide for a fiscal 2018 target goal of $1,000,000 in consolidated operating income of the Company (“Target Goal”).  If the Target Goal is achieved, then the incentive compensation payable to Mr. Spires for fiscal 2018 would equal $200,000, and he will also be eligible to receive an additional $50,000 for each $1,000,000 of consolidated operating income in excess of the amount of the Target Goal.  Messrs. Nylund’s and Asai’s incentive compensation under their respective Supplemental Agreement will be earned on a sliding scale that is based on the Company’s consolidated operating income for fiscal 2018. In the event that the Target Goal is achieved, then each of Messrs. Nylund and Asai will be entitled to incentive compensation (“2018 Incentive Compensation”) equal to 20% of their respective annual base compensation.  However, in the event that the Company’s consolidated operating income is greater than the Target Goal, then Messrs. Nylund and Asai will be entitled to a 10% increase in the amount of their 2018 Incentive Compensation for every $100,000 in consolidated operating income above the Target Goal up to a maximum amount of 2018 Incentive Compensation equal to 40% of annual base compensation if the Company’s consolidated operating income for fiscal 2018 reaches $2,000,000.  If the Target Goal is not achieved by the Company in fiscal 2018, then Messrs. Nylund and Asai will still be eligible to receive 2018 Incentive Compensation.  In this circumstance, the amount of the 2018 Incentive Compensation payable will be calculated to equal the amount of the Target Goal (20% of annual base compensation), reduced by 10% for every $100,000 that the Company’s consolidated operating is below the Target Goal.

Under the terms of the Supplemental Agreements, the employment of each of Messrs. Spires, Nylund and Asai will remain as “at-will.” The Supplemental Agreements, however, did amend their respective employment agreements to provide that in the event of either termination without cause or termination by the employee with Good Reason (as defined in the Supplemental Agreements), each of Messrs. Spires, Nylund and Asai would be entitled to severance equal to: (i) six months of his base salary, (ii) a continuation of health insurance coverage for six months following the date of termination, and (iii) the pro rata portion of the employee’s incentive compensation.

The Supplemental Agreements for Messrs. Spires and Asai also contain non-competition covenants that apply while these executives are employed by the Company and for two years following their termination. The Supplemental Agreement with Mr. Nylund expanded his existing one-year non-competition covenant to (i) apply for a two-year period post-employment and (ii) to provide for a geographic limitation on his ability to compete with the Company of 50 miles from any location where the Company is actively engaged. The Supplemental Agreements additionally expanded the scope of the two-year non-solicitation covenant under each of Messrs. Spires, Nylund and Asai’s employment agreement to increase the restriction upon soliciting Company employees or contractors to apply to any Company employee or contractor who was employed by the Company 12 months prior to such executive’s termination of employment, instead of the prior six month period.

The foregoing summaries of the Supplemental Agreements are not complete and are qualified in their entirety by reference to the complete text of such supplements, which are filed as Exhibits 10.5, 10.6 and 10.7 to this Form 8-K and which are incorporated herein by reference in its entirety.

Item 8.01 Other Material Events.

On June 29, 2018, the Company issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement and the Credit Agreement, as well as the appointment of the new director and Chairman of the Board, Mr. Kevin Gruneich. The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1.

As a result of the completion of the transaction reported in Item 5.01 above, the resulting beneficial ownership by the Trust in excess of a majority of the issued and outstanding Common Stock, as well as the Company entering into the Credit Agreement with the Trust, the Company is hereby updating and adding Risk Factors that were contained in the Company’s annual report on Form 10-K filed with the SEC on December 15, 2017. The updated and new risk factors are as follows:

Control by Certain Stockholders

A majority of our outstanding shares is beneficially owned by one stockholder, and therefore the stockholder could have significant influence over our policies and affairs and will be in a position to determine the outcome of corporate actions.

As of June 29, 2018, The Kevin Ross Gruneich Legacy Trust acquired 7,495,332 shares of common stock, representing approximately 58% of the Company’s issued and outstanding shares as of the date hereof. The Company’s new Chairman of the Board, Kevin Gruneich, is affiliated with the Trust. Consequently, the Trust will have significant influence over our policies and affairs and may be in a position to determine the outcome of certain corporate actions and transactions requiring stockholder approval. These may include, for example, the election of directors, the adoption of amendments to our corporate governing documents and the approval of business combination transactions, including the sale of the Company, whether by merger or sale of our assets.

The Trust is required to make statements about its ownership in the Company’s common stock and intentions or plans with respect to such ownership through beneficial ownership reports on Schedule 13D that are filed with the SEC. Any such statements may adversely impact the marketability of our common stock.

Our majority stockholder has significant influence over the composition of our Board, which may result in a majority of the directors that serve on the Board being nominated by the majority stockholder.

Our majority stockholder, the Trust, has the ability to have significant influence over the composition of the directors serving on the Board. In connection with the Trust becoming the majority stockholder of the Company, our Chairman of the Board, Mr. Gruneich, was nominated by the Trust and pursuant to the terms of the Purchase Agreement the Trust also has the right to nominate up to three additional qualified members to the Board before January 31, 2019, subject to such nominees being qualified candidates and if two directors were to resign. In addition, even without these contractual rights in the Purchase Agreement, the Trust will hold a majority of the outstanding shares of the Company and will have the ability to determine the outcome of elections of directors who will serve on the Board.

A large number of shares are issuable upon conversion of the amounts borrowed pursuant to the Credit Agreement with our majority stockholder. The conversion of the amounts payable under the Credit Agreement could result in substantial dilution of your stockholdings and may result in a depressed market price for the common stock.

The Credit Agreement provides the Trust, as the lender, with the right to convert, at any time, up to the full amount of the then outstanding principal that is borrowed by the Company, up to the commitment amount of $5.0 million, into shares of common stock, which conversion price is initially $1.00 per share. On June 29, 2018, the Company received $2.0 million of advances under the terms of the Credit Agreement, which if converted in full as of the date hereof would result in 2,000,000 shares of common stock being issued by the Trust. If the Company were to borrow an additional $3.0 million under the Credit Agreement and the Trust converted the entire $3.0 million principal amount into Conversion Shares, then based on the Conversion Price as of the date hereof, the Trust would be entitled to convert such advances into an additional 3,000,000 shares of Common Stock. In addition, the conversion price is subject to downward adjustment in the event of future issuances of Common Stock by the Company are below $1.00 per share, subject to certain exceptions for stock options, restricted stock or other securities granted under Company incentive plans, non-qualified stock options granted by the Board and securities sold in public offerings by the Company. Accordingly, if the Trust were to convert amounts borrowed under the Credit Agreement it may result in substantial dilution to other existing stockholders of the Company. The shares of Common Stock issuable upon conversion of the loan are restricted securities under the Securities Act. The potential issuance of additional shares of Common Stock upon the conversion by the Trust of amounts borrowed by the Company under the Credit Agreement could have an adverse effect on the market price for our common stock.

Our majority stockholder is also one of the Company’s largest unsecured creditors.

The lender to the Company under the Credit Agreement is the Trust, who is also the Company’s majority stockholder. As a result of entering into the Credit Agreement, the Trust has become one of the Company’s largest unsecured creditors. As an unsecured creditor the Trust has rights and interests as a lender to the Company, which are different than those rights and interests that the Trust and other Company stockholders have as equity holders in the Company.

Credit Agreement

Our Credit Agreement contains covenants, representations and warranties that the Company is required to comply with in order to receive future advances or avoid triggering an event of default.

The Credit Agreement includes covenants, representations and warranties that the Company must comply with during the term of the Credit Agreement, as well as at the time of an advance under the Credit Agreement. In addition, there are circumstances where an event of default under the Credit Agreement would occur if there is a requirement that the Company pay a final judgment or order against the Company that is not covered by insurance above certain levels, which final judgment or order would not be in the control of the Company. If we are not able to make the representations and warranties under the Credit Agreement, then the Company would not be able to borrow additional funds at that time. If the Company is not in compliance with certain covenants or obligations under such agreement, then it may result in an inability to receive additional advances and/or constitute an event of default, in which case, it could result in amounts borrowed under the Credit Agreement becoming immediately due and payable. If the Company is not able to receive advances or if an event of default were to occur resulting in payment acceleration, then such events could have a material adverse effect on the financial condition, results of operations, liquidity, capital resources and the business of the Company. Further, there is no assurance that the Company will have the assets or cash flow that would be sufficient to fully repay borrowings under the Credit Agreement, either upon maturity or if accelerated upon an event of default or that we would be able to refinance or restructure the payments on those debt instruments.

The Credit Agreement is one of the significant sources of capital and liquidity currently available to the Company that the Company relies upon. As of June 29, 2018, the Company has the ability to borrow an additional $3.0 million. The Credit Agreement requires that the Company satisfy conditions to receiving additional advances under the Credit Agreement, including satisfying a financial covenant that requires the Company to maintain a required level of EBITDA, as well as representations, warranties and covenants. If the Company is not able to satisfy these covenants and borrow under the Credit Agreement, then the Company’s options for capital and/or liquidity at such time may be limited to its cash and cash equivalents or its existing line of credit with Action Capital, under which borrowing is at a higher cost and such resources may not be sufficient.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1

Securities Purchase Agreement dated as of June 29, 2018 by and among The David C. Collins 1997 Trust, The Mary C. Collins 1997 Trust, DCMA Holdings, L.P., The Adventures in Learning Foundation, The Collins Family Foundation, The Collins Family Trust, The Collins Charitable Remainder Unitrust No. 97-1 (collectively, the “Sellers”), The Kevin Ross Gruneich Legacy Trust, and Learning Tree International, Inc., for a limited number of sections (filed herewith)

10.2	Line of Credit Agreement, dated as of June 29, 2018, by and between Learning Tree International, Inc. and The Kevin Ross Gruneich Legacy Trust (filed herewith)

10.3

Reimbursement Agreement, dated as of May 10, 2018, by and between Learning Tree International, Inc., Dr. David C. Collins and Mary C. Collins, as amended by the First Amendment to the Reimbursement Agreement, dated June 29, 2018 (both filed herewith)

10.4	Form of Indemnification Agreement (incorporated by reference to the Current Report on Form 8-K filed on November 8, 2017)

10.5	Supplement to Employment Agreement, dated as of June 29, 2018, by and between Learning Tree International, Inc. and Richard Spires (filed herewith)

10.6	Supplement to Employment Agreement, dated as of June 29, 2018, by and between Learning Tree International, Inc. and Magnus Nylund (filed herewith)

10.7	Supplement to Employment Agreement, dated as of June 29, 2018, by and between Learning Tree International, Inc. and David Asai (filed herewith)

99.1	Press release of Learning Tree International, Inc., dated June 29, 2018 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 2, 2018	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)